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                                                                    EXHIBIT 23.1


             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

We consent to incorporation by reference in Registration Statement Nos. 333-58684, 333-45638, 333-66065, 333-72288 and 333-81430 of Restoration
Hardware, Inc. on Form S-8 and Registration Statement No. 333-62178 of Restoration Hardware, Inc. on Form S-3 of our report dated April 23, 2002, appearing in this Annual Report on Form 10-K of Restoration Hardware, Inc. for the year ended February 2, 2002.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Restoration Hardware, Inc., listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

San Francisco, California
May 3, 2002